Exhibit 99.1

FOR IMMEDIATE RELEASE

GYRODYNE COMPANY OF AMERICA, INC. ANNOUNCES
RECORD DATE AND SUBSCRIPTION PRICE FOR RIGHTS OFFERING;
ALSO ADJUSTS MERGER ALLOCATIONS

ST. JAMES, NY – APRIL 27, 2015 – Gyrodyne Company of America, Inc. (NASDAQ: GYRO), a self-managed and self-administered real estate investment trust (“Gyrodyne” or the "Company"), today announced that it has set May 6, 2015 as the record date for its previously announced rights offering, and that the subscription price for the rights offering will be $2.75 per share.

Gyrodyne intends to distribute, at no charge, to shareholders as of the record date non-transferable subscription rights to purchase up to an aggregate of 2,224,020 shares of Gyrodyne common stock. Shareholders will receive three subscription rights for each two shares of common stock held of record as of 5:00 p.m., New York City time, on May 6, 2015, with each subscription right giving a shareholder the right to purchase one share of common stock at a subscription price of $2.75 per full share. Assuming Gyrodyne receives subscriptions for the maximum number of shares offered, the gross proceeds will be $6,116,055. However, there is no minimum amount of proceeds required to complete the rights offering.

Gyrodyne is conducting the rights offering to facilitate the vote of two-thirds of the outstanding shares needed under New York law to approve the previously announced proposed merger of Gyrodyne and Gyrodyne Special Distribution, LLC (“GSD”) with and into Gyrodyne, LLC (the “Merger”), as well as to raise equity capital in a timely and cost-effective manner while providing all of Gyrodyne’s shareholders the opportunity to participate. If the Merger is effected, all shares of Gyrodyne, all 5% dividend notes of Gyrodyne and all limited liability company interests of GSD will be converted into limited liability company interests in Gyrodyne LLC, as further described below.

The proposed rights offering also will include an over-subscription privilege, which will entitle each rights holder that exercises all of its basic subscription privilege in full to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Gyrodyne also announced today that its board of directors has determined to adjust the allocation of common shares of Gyrodyne, LLC to be issued pursuant to the Merger to account for certain developments since such allocations were originally set in December 2013. Assuming the full exercise of the rights in the rights offering, the common shares of Gyrodyne, LLC to be issued in the Merger will be allocated as follows:

●	Approximately 22.6% in the aggregate to Gyrodyne shareholders;

●	Approximately 30.0% in the aggregate to holders of interests in dividend notes issued by Gyrodyne in the aggregate principal amount of $17,533,000 (the “Dividend Notes”); and

●	Approximately 47.4% in the aggregate to holders of common shares of GSD.

The plan of merger originally provided for an allocation of 15.2% to Gyrodyne shareholders, 29.2% to the holders of the Dividend Notes, and 55.6% to the holders of common shares of GSD. The plan of merger as amended provides that each of the allocations therein is subject to adjustment in the discretion of the Gyrodyne board of directors. In a meeting held April 24, 2015, Gyrodyne’s board of directors determined the foregoing allocation adjustments based on the increase in the adjusted net book value of Gyrodyne shares due to the rights offering and the anticipated net proceeds to Gyrodyne of $5,606,000 from the rights offering, assuming all 2,224,020 shares are sold. In addition, the allocation reflects adjusted net book value, face value and “fair value” (based on appraised values of underlying properties owned by GSD, less liabilities) of Gyrodyne, the Dividend Notes and GSD, respectively, in each case as of December 31, 2014. This methodology is consistent with the valuation metrics used to determine the original allocations in December, 2013;

On behalf of the board of directors, Paul Lamb, Chairman, stated “In revising the allocations, the Gyrodyne board of directors adhered to the fundamental allocation methodologies used when the Merger was first proposed, and adjusted the allocations based on the expected increase in Gyrodyne equity from the rights offering and certain tangible changes that will be further described in the supplemental proxy materials for the special shareholder meeting to be held in connection with the Merger.  We expect to hold the meeting sometime in the third quarter and hope to complete the Merger before September 12, 2015, which is the second anniversary of the adoption of the tax plan of liquidation."

Although the common shares of Gyrodyne, LLC are intended to become publicly traded on NASDAQ under the symbol “GYRO,” no assurance can be given that NASDAQ will permit trading of such shares.

It is possible that the Gyrodyne board of directors may make further adjustments to the foregoing allocations prior to the shareholders meeting at which shareholders will be asked to vote on the Merger to the extent any developments materially impact the relative values of Gyrodyne, the Dividend Notes and GSD, including without limitation, any material shortfall in the number of shares actually sold in the rights offering from the maximum number of shares offered. Any such further allocation adjustments will be announced via press release, a copy of which will be filed with the Securities and Exchange Commission under cover of a Current Report on Form 8-K, issued and filed at least ten days prior to the shareholders meeting at which shareholders will be asked to vote on the Merger.

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans. Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in Callery Judge Grove, L.P., the only assets of which consist of potential future payments upon the achievement of certain development benchmarks by the purchaser in the 2013 sale by the partnership of an undeveloped 3,700 plus acre property in Palm Beach County, Florida. The Company's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with the Company's ability to implement the tax liquidation, plan of liquidation or the plan of merger, the risk that the proceeds from the sale of the Company's assets may be substantially below the Company's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy the Company's obligations to its current and future creditors, the risk of shareholder litigation against the tax litigation, the plan of liquidation or the plan of merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing the Company's undeveloped property in St. James, New York and other risks detailed from time to time in the Company's SEC reports.

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. The plan of merger will be submitted to the Company's shareholders for their consideration and vote at the shareholders' meeting. In connection with the proposed transaction, the Company will file a supplement to its proxy statement with the SEC. THE COMPANY'S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, SUPPLEMENT AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents containing other important information about the Company filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by the Company may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting the Company at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The proxy statement also will be available on the Company's web site located at www.gyrodyne.com.

The Company and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company's directors and executive officers and their ownership of the Company's common stock is available in the Company's proxy statement for its 2013 meeting of stockholders, as filed with the SEC on Schedule 14A on November 27, 2013. Other information regarding the interests of such individuals as well as information regarding the Company's directors and officers will be available in the proxy statement supplement when it becomes available. These documents can be obtained free of charge from the sources indicated above.